INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is made and entered into as of this 5th day of December, 2013 by and between Capital Guardian Asset Management, LLC, a Delaware limited liability company (the “Adviser”) and Capital Guardian Funds Trust, a Delaware statutory trust (the “Trust”), regarding its series of the Trust, Capital Guardian Core Balanced Fund (the “Fund”).

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust currently consists of one Fund as set forth on Schedule A, a copy of which is attached hereto, as may be amended from time to time to reflect additional Funds that may be authorized by the Board of Trustees of the Trust; and

WHEREAS, the Board of Trustees of the Trust has approved this Agreement, and the Adviser is willing to furnish such services upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.           Appointment of Investment Adviser.  The Trust desires to employ the Fund’s capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Declaration of Trust dated October 28, 2013, as amended from time to time (the “Charter”), and in its Prospectus and Statement of Additional Information (“SAI”) included in its Registration Statement as filed with the Securities and Exchange Commission and declared effective on or about December 31, 2013, and as from time to time in effect (the Prospectus and the SAI being defined as the “Prospectus”), and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Trust.  The Trust desires to employ and hereby appoints the Adviser to act as investment adviser to the Fund.  The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

2.           Delivery of Fund Documents.  The Trust has furnished the Adviser with copies properly certified or authenticated of each of the following:

(a)           Charter;
(b)           By-Laws-of the Trust, as amended from time to time;
(c)	Resolutions of the Trustees of the Trust selecting Capital Guardian Asset Management, LLC, as Adviser to the Fund and approving the form of this Agreement; and
(d)           Fund’s Prospectus.

The Trust will furnish the Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

3.           Name of Fund.  The Trust and the Fund may use the name “Capital Guardian” in their names only for so long as this Agreement or any other Investment Advisory Agreement between the Adviser and the Trust, on behalf of the Fund or any extension, renewal or amendment hereof or thereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Adviser’s business as investment adviser.  The Adviser shall have the right to require the Trust to cease using its name as part of the Trust’s name if the Trust ceases, for any reason, to employ the Adviser or one of its affiliates as the Trust’s investment adviser.  At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use the “Capital Guardian” name or any other name indicating that they are advised by or otherwise connected with the Adviser or any organization which shall have so succeeded to the Adviser’s business.  The Trust acknowledges that the Adviser may grant the non-exclusive right to use the “Capital Guardian” name to any other corporation or entity, including but not limited to, any investment company of which the Adviser or any subsidiary or affiliate thereof or any successor to the business thereof shall be an investment adviser or broker-dealer or financial services firm.  The Adviser makes no representation or warranty as to its rights to use the name “Capital Guardian.”

4.           Services Provided by Adviser.  Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will, either directly or by identifying and supervising a suitable Sub-Adviser (a) act in strict conformity with the Trust's Declaration of Trust, the Investment Company Act of 1940, as amended (the "1940 Act") and the Investment Advisers Act of 1940, as amended, (b) manage the Fund’s portfolio and furnish a continual investment program for the Fund in accordance with the Fund’s investment objective and policies as described in the Fund’s Prospectus, (c) make investment decisions for the Fund, (d) provide the Fund with investment research and statistical data, advice and supervision, data processing and clerical services, (e) provide the Fund with office facilities which may be the Adviser's own offices, (f) determine what securities shall be purchased for the Fund, what securities shall be held or sold by the Fund, and allocate the net assets of the Fund to the approved Sub-Advisers, (g) review asset allocations and investment policies with the Board of Trustees of the Fund every quarter, (h) assist in monitoring and developing compliance procedures for the Fund which will include, among other matters, procedures for monitoring compliance with the Fund’s investment objective, policies, restrictions, tax matters and applicable laws and regulations, and (i) advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board of Trustees of the Trust and its committees with respect to the foregoing matters and the conduct of the business of the Fund.  In addition, the Adviser will furnish the Trust with whatever statistical information the Board of Trustees of the Trust may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

The Adviser will keep the Trust informed of developments materially affecting the Fund's portfolio, and will, on its own initiative, furnish the Trust from time to time with whatever information the Adviser believes is appropriate for this purpose.

5.           Allocation of Charges and Expenses.  The Adviser will make available, without expense to the Fund, the services of such of its officers, directors and employees as may be duly elected officers or trustees of the Fund, except Messrs Linburn and Morse, subject to the individual consent of such persons to serve and to any limitations imposed by law.  The Adviser will pay all expenses incurred in performing its investment advisory services under this Agreement, including compensation of and office space for officers and employees of the Adviser connected with investment and economic research, trading and investment management of the Fund.  The Adviser will not be required to pay any investment advisory related expenses of the Fund other than those specifically allocated to it in this paragraph 5.  In particular, but without limiting the generality of the foregoing, the Fund will be required to pay: brokerage and other expenses of executing portfolio transactions; taxes or governmental fees; interest charges and other costs of borrowing funds; litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business.

6.           Compensation of the Adviser.  In consideration of the services rendered pursuant to this Agreement, the Fund will pay to the Adviser an annual investment advisory fee, paid on a monthly basis, of its respective average daily net assets in accordance with the fees set forth on Schedule A hereto.

In the event of any termination of this Agreement, the fees provided for in this paragraph 6 shall be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

7.           Services to Other Accounts.  The Trust understands that the Adviser may act as investment adviser to fiduciary and other managed accounts, and the Trust has no objection to the Adviser so acting, provided that whenever the Fund and one or more other accounts advised by the Adviser are prepared to purchase, or desire to sell, the same security, available investments or opportunities for sales will be allocated in a manner believed by the Adviser to be equitable to each entity.  The Trust recognizes that in some cases this procedure may affect adversely the price paid or received by the Fund or the size of the position purchased or sold by the Fund.  In addition, the Trust understands that the persons employed by the Adviser to provide service to the Fund in connection with the performance of the Adviser's duties under this Agreement will not devote their full time to that service.  Moreover, nothing contained in this Agreement will be deemed to limit or restrict the right of the Adviser or any "affiliated person" of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature to other persons or entities, including serving as investment adviser to, or employee, officer, director or trustee of, other investment companies.

8.           Brokerage and Avoidance of Conflicts of Interest.  In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its members, officers or employees will act as a principal or agent or receive any commission with respect to such purchases or sales.  The Adviser or its agents shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers selected by the Adviser.  In the selection of such brokers or dealers and the placing of such orders, the Adviser will use its best efforts to seek for the Fund the most favorable execution and net price available and will consider all factors it deems relevant in making such decisions including, but not limited to, price (including any applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm involved and the firm's risk in positioning a block of securities.

The parties agree that it is in the interests of the Fund that the Adviser have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when brokerage is allocated to other brokers on the basis of the best price and execution.  The Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Fund’s Trustees from time to time.  In selecting brokers or dealers to execute a particular transaction and in evaluating the best price and execution available, the Adviser may consider the brokerage and research services (as such terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Adviser exercises investment discretion.

9.           Standard of Care; Limitation of Liability.  The Adviser will exercise its best judgment in rendering the services described in paragraph 4 above.  The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement, or a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and amount set forth in Section 36(b)(3) of the 1940 Act).  Any person, even though an officer, director, employee, or agent of the Adviser, who may be or become an officer, trustee, employee or agent of the Fund, will be deemed, when rendering services to the Fund, to be rendering such services to, or acting solely for, the Fund and not as an officer, director, employee or agent, or one under the control or direction of the Adviser, even though paid by it.

10.           Confidentiality and Privacy Policy.                                                                (a) The Adviser will treat as confidential all records and other information (“Confidential Information”) relative to the Funds and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as required by applicable law, regulation or court order or as directed by the Funds in writing. Upon termination of this Agreement, the Adviser shall promptly, upon demand, return to the Funds all Confidential Information within its control, except that the Adviser may retain copies for its records. Each party shall safeguard confidential information disclosed by the other using the same degree of care it uses to safeguard its own confidential information and, in no event, less than a reasonable degree of care. Each party’s obligation under this paragraph shall survive following termination of this Agreement.

(b) The Adviser acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received by the Adviser is subject to the limitations on redisclsoure and reuse as set forth in such Regulations and the Funds’ privacy policy, and agrees such information shall not be disclosed to any third party except in conformity with the Funds’ privacy policy and Regulation S-P.

11.           Duration and Termination of this Agreement.  This Agreement shall remain in force for an initial term of two years and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund.  The aforesaid requirement that continuance of this Agreement be specifically approved at least annually shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.  This Agreement may, on sixty (60) days, written notice, be terminated at any time without the payment of any penalty, by the Board of Trustees of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser.  This Agreement shall automatically terminate in the event of its assignment.  In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions, as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

12.           Amendment of this Agreement.  No provisions of this Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Trustees of the Fund, including a majority of the Trustees who are not interested persons of the Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

13.           Notice.   Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

To the Adviser at:

Capital Guardian Asset Management, LLC
888 Seventh Avenue
New York, New York  10106
Attn:  Brian Kirkpatrick

To the Trust and the Fund at:

Capital Guardian Funds Trust
888 Seventh Avenue
New York, New York  10106
Attn:  Michael Linburn

with a copy to:

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Thomas R. Westle, Esq.

14.           Governing Law.  This Agreement constitutes the entire agreement of the parties, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law in a manner not in conflict with the provisions of the 1940 Act.

15.           Miscellaneous.   Neither the holders of Shares of the Fund nor the Trustees shall be personally liable hereunder.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Fund, whereupon this letter shall become a binding contract between the Trust, on behalf of the Fund, and the Adviser.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

CAPITAL GUARDIAN FUNDS TRUST

By: /s/ Brian Kirkpatrick
Name:  Brian Kirkpatrick
Title:    President

CAPITAL GUARDIAN ASSET MANAGEMENT, LLC

By: /s/ Brian Kirkpatrick
Name:  Brian Kirkpatrick
Title:    President, CIO

SCHEDULE A

Separate Series of Capital Guardian Funds Trust

NAME OF FUND	ADVISORY FEE (as a percentage of average daily net assets)
Capital Guardian Core Balanced Fund	0.75%

Date:  December 5, 2013